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Exhibit 10.25

HEALTH NET, INC.
EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated effective January 1, 2002)

I. INTRODUCTION

        The title of this Plan shall be the Health Net, Inc. Employee Stock Purchase Plan (the "Plan"). This Plan is an amendment and restatement of the Foundation Health Systems, Inc. Employee Stock Purchase Plan which was originally effective as of September 1, 1997, and is effective as of January 1, 2002. This Plan was established by Health Net, Inc. (formerly, Foundation Health Systems, Inc.) (the "Company") to encourage and facilitate the purchase of shares of common stock of the Company by eligible employees of the Company and its subsidiaries.

II. DEFINITIONS

        For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

        2.1  "Benefits Committee" means the committee designated by the Committee (as defined below) (or its designee) to assist in the review, administration and fiduciary compliance of all the Company's benefit plans.

        2.2  "Benefits Representative" means the Human Resources Department of the Company or such other person or persons designated by the Committee to assist the Committee with the administration of the Plan.

        2.3  "Board" means the Board of Directors of the Company as from time to time constituted.

        2.4  "Committee" means the Compensation and Stock Option Committee of the Board.

        2.5  "Common Stock" means the Class A Common Stock, par value $.001 per share, of the Company.

        2.6  "Company" means Health Net, Inc., a Delaware corporation, and any successor thereto.

        2.7  "Compensation" means the base compensation paid to a Participant by an Employer, including shift differentials but excluding bonuses, commissions, overtime or any other pay outside the regular work schedule, as determined by the Committee.

        2.8  "Effective Date" means September 1, 1997.

        2.9  "Employee Stock Purchase Account" means the account established pursuant to Section 5(c) of the Plan to which a Participant's payroll deductions are credited.

        2.10 "Employer" means the Company and each Subsidiary, other than a Subsidiary, if any, which the Committee excludes from participation in the Plan.

        2.11 "Entry Date" means a date which is September 1, 1997, or the first day of each subsequent month.

        2.12 "Excluded Employee" means an employee of an Employer who (i) is one of up to thirty-five senior officers of the Company and its Subsidiaries whose compensation is subject to Committee approval under the by-laws of the Company or (ii) is scheduled to work less than 20 hours a week.

        2.13 "Fair Market Value" means the closing price of a share of Common Stock as reported in The Wall Street Journal on the New York Stock Exchange Composite Transactions list for the date as of which such value is being determined or, if there shall be no reported transaction on such date or if such date is not a trading day, on the next immediately preceding date for which a transaction was reported or which was a trading day, provided that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

        2.14 "Participant" means any employee of an Employer who meets the eligibility requirements of Article III and has elected to participate in the Plan as described in such Article. An individual shall cease to be a Participant as of the date he or she terminates employment with all Employers, for whatever reason, or abandons his or her election pursuant to Article VII hereof.

        2.15 "Plan" means the Health Net, Inc. Employee Stock Purchase Plan herein set forth and any amendment hereto.

        2.16 "Purchase Date" means a date which is September 30, 1997, or the last day of each subsequent month.

        2.17 "Purchase Period" means a monthly period ending on a Purchase Date.

        2.18 "Purchase Price" means, with respect to a share of Common Stock purchased on a Purchase Date, the lesser of (i) 85 percent of the Fair Market Value of a share of Common Stock on the first day of the Purchase Period ending on such Purchase Date or (ii) 85 percent of the Fair Market Value of a share of Common Stock on such Purchase Date, provided that if such price includes a fraction of a cent, the Purchase Price shall be rounded up to the next whole cent.

        2.19 "Subsidiary" means a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Any corporation that satisfies the conditions set forth in the immediately preceding sentence after the date the Plan is adopted by the Board shall be a "Subsidiary" beginning on the date such corporation satisfies such conditions.

        2.20 "Termination Date" means the earlier of (i) the date as of which the Board terminates the Plan or (ii) the Purchase Date on which all shares available for issuance under the Plan shall have been purchased by Participants under the Plan.

III. ELIGIBILITY AND ADMINISTRATION

        3.1    ELIGIBILITY AND PARTICIPATION.

          (a)  Any employee of an Employer who is not an Excluded Employee shall be eligible to participate in the Plan as of the first Entry Date following such employee's satisfaction of the "eligibility service requirement" (as defined below in this Section 4(a)), or, if later, the first Entry Date following the date on which the employee's Employer adopted the Plan. An employee shall have satisfied the eligibility service requirement on the Entry Date following his or her completion of at least 30 days of continuous service with an Employer. For the sole purpose of calculating days of continuous service under the Plan, employees shall be credited with service for an Employer or a Subsidiary (even though such service may have been performed prior to (i) the Effective Date or (ii) the Company's acquisition of such Subsidiary. No eligibility provision hereof shall permit participation in the Plan in a manner contrary to the applicable requirements of the Code and the regulations promulgated thereunder.

          (b)  At least 15 days (or such other period as may be prescribed by the Committee) prior to any Entry Date, an employee who is eligible to participate in the Plan pursuant to subsection

  (a) of this Section may execute and deliver to the Benefits Representative an application on the prescribed form specifying his or her chosen rate of payroll deductions, as described in Article IV. Such application shall authorize the employee's Employer to reduce the employee's Compensation by the amount of any such payroll deductions. The application shall also evidence the employee's acceptance of and agreement to all provisions of the Plan.

          (c)  If a Participant is transferred from one Employer to another Employer, such transfer shall not terminate the Participant's participation in the Plan. Such Participant shall continue to make payroll deductions under the Plan, provided that such Participant completes any forms as the Committee may require, in the time and manner prescribed by the Committee.

          (d)  If an individual terminates employment with all Employers so as to discontinue participation in the Plan, and such individual is subsequently reemployed by an Employer, such individual shall be required to satisfy the eligibility service requirement described in subsection (a) of this Section as if he or she were a new employee.

          (e)  Notwithstanding anything herein to the contrary, no employee shall be entitled to participate in the Plan for a Purchase Period if such employee, on the first day of such Purchase Period would own shares (including shares which may be purchased under the Plan during such Purchase Period) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries. For purposes of the foregoing sentence, the rules of stock attribution set forth in Section 424(d) of the Code shall apply in determining share ownership.

        3.2    ADMINISTRATION.    The Plan shall be administered by the Committee. Subject to the express provisions hereof, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration. Such determinations made by the Committee shall be conclusive. No member of the Committee shall be personally liable for any decision or determination made in good faith under the Plan. The Committee may delegate some or all of the Committee's powers and authority hereunder to the Benefits Committee of the Company and further authorizes the Benefits Committee to delegate any of the powers and authority delegated to the Benefits Committee by the Committee to any other person the Benefits Committee in its discretion deems appropriate to carry out such delegated powers and authority.

IV. PARTICIPANT PAYROLL DEDUCTIONS

        4.1    ELECTIONS.    Each Participant may elect, in the manner described in Section 4, to make payroll deductions under the Plan in an amount equal to a whole dollar amount or a whole percentage, of such Participant's Compensation for each payroll period, beginning with the first pay date which occurs on or after the Entry Date as of which such Participant commences participation in the Plan. Payroll deductions for each payroll period under the Plan shall be at least two percent of a Participant's Compensation for such payroll period and may be limited by such maximum percentage or whole dollar amount, if any, as the Committee may designate from time to time. Once a Participant's participation in the Plan commences, such Participant shall continue to participate in the Plan for each succeeding Purchase Period until he or she withdraws from the Plan pursuant to Article VII or ceases to be an eligible employee.

        4.2    ELECTION CHANGES.    At least 15 days (or such other period as may be prescribed by the Committee) prior to the first day of any Purchase Period, a Participant shall have the right to elect to increase or decrease his or her designated rate of payroll deductions under the Plan by executing and delivering to the Benefits Representative an application on the prescribed form specifying his or her chosen rate of payroll deductions.

        4.3    ACCOUNTS.    The Committee shall cause to be established a separate Employee Stock Purchase Account on behalf of each Participant. Such Employee Stock Purchase Accounts shall be solely for accounting purposes, and there shall be no segregation of assets among the separate accounts. Such accounts shall not be credited with interest or other investment earnings.

V. PURCHASE OF COMMON SHARES

        5.1    NUMBER OF SHARES PURCHASED.    Subject to a Participant's right of abandonment described in Article VII, the balance of each Participant's Employee Stock Purchase Account shall be applied on each Purchase Date to purchase the number of whole and fractional shares of Common Stock determined by dividing the balance of such Participant's Employee Stock Purchase Account as of such date by the Purchase Price. The Participant's Employee Stock Purchase Account shall be debited accordingly.

        5.2    MAXIMUM SHARES PURCHASED.

          (a)  Notwithstanding any provision of the Plan to the contrary, the maximum number of shares which shall be available for purchase under the Plan shall be 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 9.2. The shares of Common Stock available under the Plan may be treasury shares, shares originally issued for such purpose or shares purchased by the Company, as the Company may decide. In the event that the aggregate number of shares of Common Stock which all Participants elect to purchase during a Participation Period exceeds the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares which such Participant has elected to purchase and the denominator of which is the number of shares which all Participants have elected to purchase.

          (b)  Notwithstanding any provision contained herein to the contrary, no Participant shall be permitted to purchase shares of Common Stock in any calendar year under the Plan and other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries with an aggregate fair market value (determined at the time the options to purchase such shares are granted) in excess of $25,000, all determined in the manner provided by Section 423 (b) (8) of the Code. Any portion of the balance of a Participant's Employee Stock Purchase Account that is not applied to purchase shares of Common Stock due to the application of this subsection shall be refunded to such Participant as soon as administratively practicable.

        5.3    TERMINATION OF EMPLOYMENT.    If a Participant dies, terminates employment with all the Employers for any reason or otherwise becomes an Excluded Employee, then the Participant's payroll deductions shall be suspended and the balance of the Participant's Employee Stock Purchase Account shall be applied to purchase shares of Common Stock on the Purchase Date next occurring after the effective date of such transfer, except to the extent the Participant abandons his or her election to purchase shares of Common Stock as described in Article VII.

VI. ISSUANCE OF CERTIFICATES

        As soon as administratively practicable after each Purchase Date, the Company, in its sole discretion, shall purchase or issue shares of Common Stock and at the election of the Company, a certificate representing the shares of Common Stock purchased by such Participant under the Plan on such date shall be issued and delivered to such Participant or a notation of noncertificated shares shall be made on the stock records of the Company. Shares of Common Stock purchased by a Participant under the Plan shall be registered in the name of the Participant. Shares of Common Stock purchased hereunder may not be sold, assigned, transferred, pledged, exchanged, encumbered or otherwise disposed of in any way (other than by will or the laws of descent and distribution) for a period commencing on the Purchase Date and ending one year thereafter (the "Holding Period"); provided, however, that the Committee or, in the event that the Committee has delegated such power and authority to the Benefits Committee and/or the Benefits Committee has further delegated such power and authority to such other person(s) as the Benefits Committee in its discretion deems appropriate, the Benefits Committee or its designee, in its discretion, may shorten the Holding Period or otherwise provide for the lapse of any restrictions outstanding on any shares. All certificates issues to Participants following each Purchase Date shall bear a legend in substantially the following form:

          The shares represented by this certificate may not be sold, assigned, transferred, pledged, exchanged, encumbered or otherwise disposed of in any way (other than by will or the laws of descent and distribution) for a period commencing on [insert applicable Purchase Date] and ending one year thereafter (the "Holding Period"); provided, however, that the committee administering the Health Net, Inc. Employee Stock Purchase Plan, in its discretion, may shorten the Holding Period or otherwise provide for the lapse of any restrictions outstanding on any such shares.

VII. PARTICIPANT'S RIGHT TO ABANDON PURCHASE OF SHARES

        At any time during a Purchase Period, but in no event later than 15 days (or such shorter period prescribed by the Committee) prior to a Purchase Date, a Participant may elect to abandon his or her election to purchase shares of Common Stock under the Plan. Such abandonment election shall be made on forms prescribed by the Committee and delivered to the Benefits Representative. Upon such an election by a Participant, the amount credited to the Participant's Employee Stock Purchase Account for the current Purchase Period shall be refunded to the Participant as soon as is administratively practicable, and such Participant's participation in the Plan shall terminate.

VIII. SUSPENSION ON ACCOUNT OF HARDSHIP WITHDRAWAL

        If a Participant makes a hardship withdrawal from any plan with a cash or deferred arrangement qualified under Section 401(k) of the Code, which plan is sponsored, or participated in, by the Participant's Employer, such Participant shall be suspended from making payroll deductions under the Plan for a period of twelve months from the date of such withdrawal. The balance of such Participant's Employee Stock Purchase Account shall be applied to purchase shares of Common Stock on the Purchase Date next occurring after the effective date of such withdrawal, except to the extent the Participant abandons his or her election to purchase shares of Common Stock as described in Article VII. After the expiration of such twelve-month period, the Participant may resume his or her payroll deductions in accordance with Article IV.

IX. GENERAL

        9.1    RIGHTS NOT TRANSFERABLE.    The right to purchase shares of Common Stock under the Plan shall not be transferable by any Participant other than by will or the laws of descent and distribution, and must be exercisable, during his or her lifetime, only by the Participant.

        9.2    CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

          (a)  The existence of the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock that affects the shares of Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b)  If, during the term of the Plan, the Company shall effect (i) a distribution or payment of a dividend on its Common Stock in shares of the Company, (ii) a subdivision of its outstanding Common Stock by a stock split or otherwise, (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares by a reverse stock split or otherwise, or (iv) an issuance by reclassification or other reorganization of its Common Stock (other than by merger or consolidation) of any shares of the Company, then each Participant shall be entitled to receive upon the purchase of shares of Common Stock pursuant to the Plan such shares of the Company which the Participant would have owned or would have been entitled to receive after the happening of such event had the Participant purchased shares of Common Stock pursuant to the Plan immediately prior to the happening of such event. If any other event shall occur that, in the judgment of the Board, necessitates adjusting the Purchase Price, the number of shares of Common Stock offered or other terms of the Plan, the Board shall take any action that in its judgment shall be necessary to preserve each Participant's rights substantially proportionate to the rights existing prior to such event. To the extent that any event or action pursuant to this paragraph shall entitle Participants to purchase additional shares of Common Stock or other shares of the Company, the shares available under the Plan shall be deemed to include such additional shares of Common Stock or such other shares.

          (c)  In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant in the Plan shall, at no additional cost, be entitled, upon his or her payment for all or part of the shares of Common Stock purchasable by him or her under the Plan, to receive (subject to any required action by shareholders) in lieu of the number of shares of Common Stock which he or she was entitled to purchase, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of shares of Common Stock equal to the number of shares paid for by the Participant.

          (d)  If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all its assets to another corporation during the term of the Plan, each holder of a right to purchase shall be entitled to receive, upon his or her payment for all or part of the shares of Common Stock purchasable by him or her under the Plan and in lieu of such shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale.

          (e)  Except as heretofore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then available for purchase under the Plan.

        9.3    SHAREHOLDER APPROVAL.    The Plan was originally submitted to the stockholders of the Company for approval and approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the1997 annual meeting of stockholders, and originally became effective as of September 1,1997.

        9.4    RIGHTS OF A SHAREHOLDER.    No Participant shall have rights or privileges of a shareholder of the Company with respect to shares purchasable under the Plan unless and until the Participant shall become the holder of record of one or more shares of Common Stock.

        9.5    NO REPURCHASE OF COMMON STOCK BY COMPANY.    The Company is not obligated to repurchase any shares of Common Stock acquired under the Plan.

        9.6    AMENDMENT OF THE PLAN.    The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 423 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would increase the maximum number of shares of Common Stock available under the Plan (subject to Section 9.2). No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

        9.7    TERMINATION OF THE PLAN.    While it is intended that the Plan remain in effect as long as shares of Common Stock are available for purchase under the Plan, the Board may terminate the Plan at any time in its discretion by resolutions duly adopted. Upon termination of the Plan, the Committee shall terminate payroll deductions and shall apply the balance of each Participant's Employee Stock Purchase Account to purchase shares of Common Stock as described in Section 6 as if such termination date were a Purchase Date under the Plan. Notwithstanding the foregoing, in the event of the termination of the Plan, a Participant may elect, in the time and manner prescribed by the Committee, to abandon his or her right to purchase all or a portion of the shares of Common Stock purchasable by him. As soon as administratively practicable after the termination of the Plan, the Committee shall refund to each Participant who elects to abandon his or her right to purchase shares of Common Stock, the entire balance of in his or her Employee Stock Purchase Plan Account, or the applicable portion thereof.

        Notwithstanding any provision in the Plan to the contrary, the Plan shall automatically terminate as of the Purchase Date on which all shares available for issuance under the Plan shall have been purchased by Participants under the Plan.

        9.8    COMPLIANCE WITH STATUTES AND REGULATIONS.    The sale and delivery of Common Stock under the Plan shall be in compliance with relevant statutes and regulations of governmental authorities, including state securities laws and regulations, and with the regulations of applicable stock exchanges.

        9.9    GOVERNING LAW.    The Plan and all determinations made hereunder and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

        9.10    COMPANY AS AGENT FOR THE EMPLOYERS.    Each Employer, by adopting the Plan, appoints the Company, the Board and the Committee as its agents to exercise on its behalf all of the powers and authorities hereby conferred upon the Company, the Board and the Committee by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company, the Board and the Committee to act as such agents shall continue for as long as necessary to carry out the purposes of the Plan.

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  Exhibit 10.25
HEALTH NET, INC. EMPLOYEE STOCK PURCHASE PLAN (as amended and restated effective January 1, 2002)
I. INTRODUCTION
II. DEFINITIONS
III. ELIGIBILITY AND ADMINISTRATION
IV. PARTICIPANT PAYROLL DEDUCTIONS
V. PURCHASE OF COMMON SHARES
VI. ISSUANCE OF CERTIFICATES
VII. PARTICIPANT'S RIGHT TO ABANDON PURCHASE OF SHARES
VIII. SUSPENSION ON ACCOUNT OF HARDSHIP WITHDRAWAL
IX. GENERAL